UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, Premier Alliance Group, Inc. (the “Company”) appointed Graeme Booth, 58, to a new position to serve as President over the Premier Alliance services division for the Company.  Mr. Booth has over 30 years experience gained across a variety of industries including financial services, technology, manufacturing, and professional services. His experience is unique and includes partnership within the Big 4 as a National Practice Leader over Global Risk Management Solutions at PWC and more recently as the Global Service Line Leader over IS Strategy and Performance for KPMG.  In addition, he has served as Chief Executive Officer for 2 technology focused companies. Mr. Booth is a CMA (Certified Management Accountant).  Mr. Booth has been employed at Premier Alliance since June 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: December 12, 2011	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO/President